SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 and 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (date of earliest event reported): August 15, 2003 (August 14,
2003)


                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

     Wyoming                          0-6814                         205516
-----------------                ----------------               ----------------
(State or other jurisdiction      (Commission                  (I.R.S.  Employer
     of incorporation)               File No.)               Identification No.)


     Glen  L.  Larsen  Building
     877  North  8th  West
     Riverton,  WY                                                   82501
     -----------------------------------------------            ----------------
     (Address of Principal Executive Offices)                      (Zip  Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
              (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)


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ITEM  5.  OTHER  EVENTS

     On August 1, 2003, U.S. Energy Corp.'s wholy-owned subsidiary Plateau Resources Limited (and Plateau's wholly-owned subsidiary Canyon Homesteads, Inc.) signed a Stock Purchase Agreement with The Cactus Group LLC, a newly formed Colorado limited liability company, which will be engaged in real estate development in Ticaboo, Utah. The Agreement was closed on August 14, 2003.

     The Cactus Group has purchased all of the outstanding stock of Canyon for $3,470,000: $349,250 has been paid in cash and the $3,120,750 balance has been paid with The Cactus Group's five year promissory note. The five year note is secured with all the assets of The Cactus Group and Canyon (and is personally guaranteed by the six principals of The Cactus Group). The note is payable monthly (with annual interest at 7.5%) with a $2,940,581 balloon payment due in August 2008.

     Canyon's properties in Ticaboo are located near Lake Powell, and include a motel, restaurant and lounge, convenience store, recreational boat storage and service facility, and improved residential and mobile home lots.


FORWARD  LOOKING  STATEMENTS

     This Report on Form 8-K includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact included in this Report, are forward-looking statements. In addition, whenever words like "expect," "anticipate" or "believe" are used, we are making forward-looking statements.






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             U.S.  ENERGY  CORP.



Dated:  August  15,  2003               By:  /s/  Robert  Scott  Lorimer
                                             -----------------------------------
                                             ROBERT  SCOTT  LORIMER
                                             Chief  Financial  Officer/Treasurer


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